Exhibit 7(b)
THE FEE DEFERRAL PLAN FOR NON-INTERESTED
PERSON DIRECTORS AND TRUSTEES
    OF THE FIDELITY FUNDS
(EFFECTIVE AS OF DECEMBER 1, 1995)
1. PURPOSE.
 THE PURPOSE OF THIS FEE DEFERRAL PLAN FOR NON-INTERESTED PERSON DIRECTORS AND TRUSTEES (THE "PLAN") IS TO PROVIDE ELIGIBLE DIRECTORS AND TRUSTEES OF EACH INVESTMENT COMPANY REFERRED TO ON SCHEDULE A THAT HAS ADOPTED THIS PLAN AND ANY OTHER INVESTMENT COMPANY ADVISED BY FIDELITY MANAGEMENT & RESEARCH COMPANY THAT ADOPTS THIS PLAN (A "FUND") WITH THE OPPORTUNITY TO DEFER THE RECEIPT OF COMPENSATION EARNED BY THEM AS DIRECTORS OR TRUSTEES IN LIEU OF RECEIVING PAYMENT OF SUCH COMPENSATION CURRENTLY AND TO TREAT ANY DEFERRED AMOUNT AS THOUGH AN EQUIVALENT DOLLAR AMOUNT HAD BEEN INVESTED IN SHARES OF ONE OR MORE FUNDS.
2. ELIGIBILITY.
 EACH "DIRECTOR" WHO IS NOT AN "INTERESTED PERSON" OF THE FUND, AS SUCH TERMS ARE DEFINED IN THE INVESTMENT COMPANY ACT OF 1940 (AN "INDEPENDENT TRUSTEE"), SHALL BE ELIGIBLE TO PARTICIPATE IN THIS PLAN, IF HE OR SHE SO ELECTS. THE "DIRECTORS" (AS SO DEFINED) OF EACH FUND ARE REFERRED TO COLLECTIVELY AS THE FUND'S "BOARD."
3. AMOUNT OF DEFERRAL.
 AN INDEPENDENT TRUSTEE PARTICIPATING IN THIS PLAN (A "PARTICIPANT") MAY ELECT TO DEFER RECEIPT OF ALL OR A SPECIFIED PORTION OF THE COMPENSATION (INCLUDING FEES FOR ATTENDING MEETINGS) EARNED BY SUCH PARTICIPANT FOR SERVING AS A MEMBER OF THE BOARD OR AS A MEMBER OF ANY COMMITTEE (OR SUBCOMMITTEE OF SUCH COMMITTEE) OF THE BOARD OF WHICH SUCH PARTICIPANT FROM TIME TO TIME MAY BE A MEMBER. REIMBURSEMENT OF EXPENSES OF ATTENDING MEETINGS OF THE BOARD, COMMITTEES OF THE BOARD OR SUBCOMMITTEES OF SUCH COMMITTEES MAY NOT BE DEFERRED.
4. DEFERRED COMPENSATION ACCOUNT.
 A DEFERRED COMPENSATION BOOK ENTRY ACCOUNT (THE "DEFERRED FEE ACCOUNT") SHALL BE ESTABLISHED IN THE NAME OF EACH PARTICIPANT. ANY COMPENSATION EARNED BY A PARTICIPANT WHICH HE OR SHE HAS ELECTED TO DEFER PURSUANT TO THIS PLAN WILL BE CREDITED TO SUCH PARTICIPANT'S DEFERRED FEE ACCOUNT ON THE DATE SUCH COMPENSATION OTHERWISE WOULD HAVE BEEN PAYABLE TO SUCH PARTICIPANT.
5. DEFERRED COMPENSATION ACCOUNT INVESTMENT.
 (A) AMOUNTS CREDITED TO A PARTICIPANT'S DEFERRED FEE ACCOUNT SHALL BE TREATED AS THOUGH SUCH AMOUNTS HAD BEEN INVESTED AND REINVESTED IN SHARES OF ANY OF THE FUNDS DESIGNATED BY A PARTICIPANT IN HIS OR HER DEFERRAL ELECTION FORM (ANY FUND SO DESIGNATED REFERRED TO HEREIN AS A "DESIGNATED FUND"). EACH PARTICIPANT SHALL HAVE THE RIGHT TO SELECT THE DESIGNATED FUND OR DESIGNATED FUNDS IN WHICH HIS OR HER DEFERRED FEE ACCOUNT SHALL BE DEEMED INVESTED AS SET FORTH IN THIS SECTION 5. AMOUNTS DEFERRED SHALL INITIALLY BE TREATED AS THOUGH INVESTED IN SHARES OF EACH DESIGNATED FUND SELECTED BY A PARTICIPANT ON HIS OR HER DEFERRAL ELECTION FORM, AS IN EFFECT FROM TIME TO TIME, CALCULATED AS FOLLOWS:
   (I) THE PRODUCT OF
    (X) THE AMOUNT OF SUCH DEFERRALS AND
    (Y) THE PERCENTAGE OF SUCH DEFERRALS TO BE DEEMED INVESTED IN THAT DESIGNATED FUND DIVIDED BY
   (II) THE DESIGNATED FUND'S NET ASSET VALUE PER SHARE AS OF THE DATE SUCH AMOUNT IS SO CREDITED.
THE NET ASSET VALUE PER SHARE SHALL BE DETERMINED AS SET FORTH IN THE DESIGNATED FUND'S REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940, GOVERNING INSTRUMENTS AND OTHERWISE IN ACCORDANCE WITH LAW.
 (B) AS OF THE LAST DAY OF EACH CALENDAR QUARTER, BY WRITTEN ELECTION DELIVERED TO THE ADMINISTRATOR IDENTIFIED PURSUANT TO SECTION 13 NOT LESS THAN 10 DAYS PRIOR TO THE END OF SUCH QUARTER, EACH PARTICIPANT MAY DIRECT THAT THE DESIGNATED FUNDS IN WHICH HIS OR HER DEFERRAL FEE ACCOUNT IS DEEMED INVESTED BE CHANGED. ANY ELECTION TO CHANGE SUCH INVESTMENT DIRECTION SHALL INDICATE THE PERCENTAGE OF THE BALANCE IN SUCH DEFERRAL FEE ACCOUNT (DETERMINED BASED ON THE THEN CURRENT NET ASSET VALUE OF EACH DESIGNATED FUND IN WHICH THE DEFERRAL FEE ACCOUNT IS DEEMED INVESTED IMMEDIATELY PRIOR TO GIVING EFFECT TO SUCH INVESTMENT CHANGE) TO BE INVESTED IN EACH SUCH DESIGNATED FUND. THE NUMBER OF SHARES OF EACH DESIGNATED FUND TO BE DEEMED HELD IN THE PARTICIPANT'S DEFERRAL FEE ACCOUNT FOLLOWING SUCH INVESTMENT CHANGE SHALL BE CALCULATED AS FOLLOWS:
   (I) THE PRODUCT OF
   (X) THE BALANCE IN SUCH DEFERRAL FEE ACCOUNT AND
   (Y) THE PERCENTAGE OF SUCH BALANCE TO BE DEEMED INVESTED IN THAT DESIGNATED FUND DIVIDED BY
  (II) THE DESIGNATED FUND'S NET ASSET VALUE PER SHARE AS OF THE LAST DAY OF SUCH CALENDAR QUARTER.
 (C) IF A DESIGNATED FUND SHALL PAY A STOCK DIVIDEND ON, OR SPLIT UP, COMBINE, RECLASSIFY OR SUBSTITUTE OTHER SECURITIES BY MERGER, CONSOLIDATION OR OTHERWISE FOR ITS OUTSTANDING SHARES, THE PARTICIPANT'S DEFERRED FEE ACCOUNT SHALL BE ADJUSTED AS THOUGH SHARES OF SUCH DESIGNATED FUND WERE ACTUALLY HELD BY THE DEFERRED FEE ACCOUNT IN ORDER TO PRESERVE RIGHTS SUBSTANTIALLY PROPORTIONATE TO THE RIGHTS DEEMED HELD IMMEDIATELY PRIOR TO SUCH EVENT.
 (D) ON EACH PAYABLE DATE OF INTEREST, DIVIDENDS OR CAPITAL GAINS DISTRIBUTIONS DECLARED BY THE BOARD OF ANY DESIGNATED FUND IN WHICH A PARTICIPANT'S DEFERRAL FEE ACCOUNT IS DEEMED INVESTED, THE DEFERRED FEE ACCOUNT WILL BE CREDITED WITH BOOK ADJUSTMENTS REPRESENTING ALL INTEREST, DIVIDENDS OR CAPITAL GAINS DISTRIBUTIONS WHICH WOULD HAVE BEEN REALIZED HAD SUCH ACCOUNT BEEN INVESTED IN SHARES OF SUCH DESIGNATED FUND. EACH DEFERRED FEE ACCOUNT WILL BE CHARGED WITH ANY LOSSES WITH RESPECT TO THE SHARES OF ANY DESIGNATED FUND WHICH WOULD HAVE BEEN REALIZED HAD SUCH ACCOUNT ACTUALLY BEEN INVESTED IN SUCH SHARES.
6. MANNER OF ELECTING DEFERRAL.
 (A) AN INDEPENDENT TRUSTEE SHALL ELECT TO PARTICIPATE IN THIS PLAN AND DEFER HIS OR HER COMPENSATION BY COMPLETING, SIGNING AND FILING WITH THE FUND A NOTICE OF ELECTION TO DEFER COMPENSATION (THE "NOTICE") IN THE FORM ATTACHED TO THIS PLAN. THE NOTICE SHALL INCLUDE:
   (I) THE AMOUNT OF COMPENSATION TO BE DEFERRED;
   (II) THE MANNER OF PAYMENT OF SUCH DEFERRED COMPENSATION (I.E., IN A LUMP SUM OR THE NUMBER OF QUARTERLY OR ANNUAL INSTALLMENTS);
   (III) THE TIME OR TIMES OF PAYMENT OF SUCH DEFERRED COMPENSATION;
   (IV) THE DESIGNATED FUND OR DESIGNATED FUNDS IN WHICH SUCH DEFERRALS ARE TO BE DEEMED INVESTED AND IN WHAT PERCENTAGES; AND
   (V) ANY BENEFICIARY DESIGNATED PURSUANT TO SECTION 9(B) OF THIS PLAN.
 (B) EACH INDEPENDENT TRUSTEE SHALL HAVE THE RIGHT IN THE NOTICE TO ELECT TO DEFER THE RECEIPT OF HIS OR HER DEFERRED COMPENSATION UNTIL A DATE SPECIFIED BY SUCH INDEPENDENT TRUSTEE IN THE NOTICE, WHICH DATE MAY NOT BE SOONER THAN THE EARLIER OF:
  (I) THE FIRST BUSINESS DAY OF JANUARY FOLLOWING THE YEAR IN WHICH SUCH INDEPENDENT TRUSTEE CEASES TO BE A MEMBER OF THE BOARD OF THE FUND; AND
  (II) FIVE YEARS FOLLOWING THE DEFERRAL ELECTION.
 (C) IF A PARTICIPANT WHO ELECTS TO DEFER FEES FAILS TO DESIGNATE IN HIS OR HER NOTICE A TIME OR DATE AS OF WHICH PAYMENT OF HIS OR HER DEFERRED FEE ACCOUNT SHALL COMMENCE, PAYMENT OF SUCH AMOUNT SHALL COMMENCE AS OF THE DATE SET FORTH IN (B)(I) ABOVE (UNLESS THE PARTICIPANT FILES AN AMENDED NOTICE IN COMPLIANCE WITH SECTION 8 SELECTING A DIFFERENT DISTRIBUTION
DATE). IF A PARTICIPANT FAILS TO DESIGNATE IN HIS OR HER NOTICE THE MANNER OF DISTRIBUTION TO APPLY TO HIS DEFERRED FEE ACCOUNT, SUCH DEFERRED FEE ACCOUNT SHALL BE DISTRIBUTED IN A LUMP SUM (UNLESS THE PARTICIPANT FILES AN AMENDED NOTICE IN COMPLIANCE WITH SECTION 8 SELECTING A DIFFERENT METHOD OF DISTRIBUTION).
 (D) NOTWITHSTANDING ANY ELECTIONS BY A PARTICIPANT, DEFERRALS UNDER THIS PLAN WHICH ARE TREATED AS THOUGH INVESTED IN A DESIGNATED FUND SHALL BE DISTRIBUTED UPON THE DISSOLUTION, LIQUIDATION OR WINDING UP OF THAT DESIGNATED FUND, WHETHER VOLUNTARY OR INVOLUNTARY; OR THE VOLUNTARY SALE, CONVEYANCE OR TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE DESIGNATED FUND'S ASSETS (UNLESS THE OBLIGATIONS OF THE DESIGNATED FUND SHALL HAVE BEEN ASSUMED BY ANOTHER FUND); OR THE MERGER OF THE DESIGNATED FUND INTO ANOTHER TRUST OR CORPORATION OR ITS CONSOLIDATION WITH ONE OR MORE OTHER TRUSTS OR CORPORATIONS (UNLESS THE OBLIGATIONS OF THE DESIGNATED FUND ARE ASSUMED BY SUCH SURVIVING ENTITY AND SUCH SURVIVING ENTITY IS ANOTHER FUND).
 (E) NOTWITHSTANDING ANY OTHER PROVISION IN THIS PLAN, UPON APPLICATION BY A PARTICIPANT AND A DETERMINATION BY THE NOMINATING AND PROCEDURES COMMITTEE OF THE FUNDS' BOARDS THAT THE PARTICIPANT HAS SUFFERED A SEVERE AND UNANTICIPATED FINANCIAL HARDSHIP, THE ADMINISTRATOR SHALL DISTRIBUTE TO THE PARTICIPANT, IN A SINGLE LUMP SUM, AN AMOUNT EQUAL TO THE LESSER OF THE AMOUNT NEEDED BY THE PARTICIPANT TO MEET THE HARDSHIP, OR THE BALANCE OF THE PARTICIPANT'S DEFERRED FEE ACCOUNT.
7. EFFECTIVE DATE AND DURATION OF DEFERRAL ELECTIONS.
 (A) EXCEPT AS PROVIDED IN SECTIONS 7(B) AND 8 OF THIS PLAN, ANY ELECTION TO DEFER COMPENSATION PURSUANT TO THIS PLAN SHALL BE IRREVOCABLE FROM AND AFTER THE DATE ON WHICH NOTICE IS FILED WITH THE FUND AND SHALL BE EFFECTIVE TO DEFER A PARTICIPANT'S COMPENSATION AS FOLLOWS:
  (I) AS TO ANY INDEPENDENT TRUSTEE IN OFFICE ON THE EFFECTIVE DATE OF THIS PLAN WHO FILES A NOTICE NO LATER THAN 60 DAYS AFTER SUCH EFFECTIVE DATE, THE NOTICE SHALL BE EFFECTIVE TO DEFER ANY COMPENSATION WHICH IS EARNED BY SUCH INDEPENDENT TRUSTEE AFTER THE DATE OF THE FILING OF THE NOTICE;
  (II) AS TO ANY NOMINEE FOR THE BOARD WHO HAS NOT PREVIOUSLY SERVED AS AN INDEPENDENT TRUSTEE AND WHO FILES A NOTICE PRIOR TO HIS OR HER ELECTION AS AN INDEPENDENT TRUSTEE, SUCH ELECTION TO DEFER SHALL BE EFFECTIVE TO DEFER ANY COMPENSATION WHICH IS EARNED BY SUCH NOMINEE AFTER HIS OR HER ELECTION AS AN INDEPENDENT TRUSTEE; AND
  (III) AS TO ANY OTHER INDEPENDENT TRUSTEE, THE ELECTION TO DEFER SHALL BE EFFECTIVE TO DEFER ANY COMPENSATION THAT IS EARNED FROM AND AFTER JANUARY 1 OF THE CALENDAR YEAR NEXT SUCCEEDING THE YEAR IN WHICH THE NOTICE IS FILED.
 (B) ANY ELECTION TO DEFER COMPENSATION MADE BY A PARTICIPANT SHALL CONTINUE IN EFFECT UNLESS AND UNTIL THE FUND IS NOTIFIED IN WRITING BY SUCH PARTICIPANT PRIOR TO THE END OF ANY CALENDAR YEAR THAT HE OR SHE WISHES TO TERMINATE SUCH ELECTION OR MODIFY THE AMOUNT OF COMPENSATION DEFERRED PURSUANT TO SUCH ELECTION. ANY SUCH REVOCATION OR MODIFICATION SHALL BE EFFECTIVE ONLY WITH RESPECT TO COMPENSATION EARNED AFTER THE CALENDAR YEAR IN WHICH SUCH AMENDED NOTICE IS FILED WITH THE FUND. UPON RECEIPT BY THE FUND FROM A PARTICIPANT OF SUCH AN AMENDED NOTICE, THE APPLICABLE PORTION OF COMPENSATION EARNED BY SUCH PARTICIPANT FROM AND AFTER JANUARY 1 OF THE CALENDAR YEAR SUCCEEDING THE DAY ON WHICH SUCH NOTICE WAS RECEIVED SHALL BE PAID CURRENTLY AND NO LONGER DEFERRED AS PROVIDED IN THIS PLAN. HOWEVER, ANY AMOUNTS IN SUCH PARTICIPANT'S DEFERRED FEE ACCOUNT ON SUCH JANUARY 1 AND ANY AMOUNT WHICH THE PARTICIPANT THEREAFTER DEFERS SHALL CONTINUE TO BE PAYABLE IN ACCORDANCE WITH THE NOTICE (OR NOTICES) PURSUANT TO WHICH IT WAS DEFERRED EXCEPT AS PROVIDED IN SECTION 8(A).
 (C) A PARTICIPANT WHO HAS FILED A NOTICE TO TERMINATE DEFERMENT OF COMPENSATION MAY THEREAFTER AGAIN FILE A NOTICE TO PARTICIPATE PURSUANT TO
SECTION 6 HEREOF EFFECTIVE FOR THE CALENDAR YEAR SUBSEQUENT TO THE CALENDAR YEAR IN WHICH HE OR SHE FILES THE NEW NOTICE.
8. CHANGES IN FORM AND TIMING OF PAYMENT OF DEFERRED COMPENSATION.
 A PARTICIPANT MAY ELECT TO CHANGE THE TIMING AND MANNER OF HIS OR HER DISTRIBUTION ELECTION WITH RESPECT TO ALL AMOUNTS DEFERRED BY THE PARTICIPANT UNDER THIS PLAN BY FILING AN AMENDED NOTICE WITH THE FUND:
 (A) PRIOR TO THE CALENDAR YEAR IN WHICH THE PARTICIPANT CEASES TO BE AN INDEPENDENT TRUSTEE OF THE FUND, AND
 (B) BY A DATE SUCH THAT AT LEAST ONE FULL CALENDAR YEAR ELAPSES BETWEEN
  (I) THE DATE AS OF WHICH SUCH AMENDED NOTICE IS FILED AND
  (II) EACH OF
   (A) THE DATE AS OF WHICH A DISTRIBUTION WOULD OTHERWISE HAVE COMMENCED
AND
   (B) THE DATE AS OF WHICH SUCH DISTRIBUTION WILL COMMENCE UNDER SUCH AMENDED NOTICE.
9. PAYMENT OF DEFERRED COMPENSATION.
 (A) THE AGGREGATE VALUE OF A PARTICIPANT'S DEFERRED FEE ACCOUNT WILL BE PAID IN A LUMP SUM OR IN INSTALLMENTS, AS SPECIFIED IN HIS OR HER NOTICE OR AMENDED NOTICE, AND AT THE TIME OR TIMES SPECIFIED IN THE NOTICE OR AMENDED NOTICE. IF INSTALLMENTS ARE ELECTED BY A PARTICIPANT, SUCH INSTALLMENTS SHALL BE PAID IN CASH AND THE AMOUNT OF THE FIRST CASH PAYMENT SHALL BE A FRACTION OF THE THEN VALUE OF SUCH PARTICIPANT'S DEFERRED FEE ACCOUNT, THE NUMERATOR OF WHICH IS ONE, AND THE DENOMINATOR OF WHICH IS THE TOTAL NUMBER OF INSTALLMENTS. THE AMOUNT OF EACH SUBSEQUENT CASH PAYMENT SHALL BE A FRACTION OF THE THEN VALUE OF SUCH PARTICIPANT'S DEFERRED FEE ACCOUNT REMAINING AFTER THE PRIOR PAYMENT, THE NUMERATOR OF WHICH IS ONE AND THE DENOMINATOR OF WHICH IS THE TOTAL NUMBER OF INSTALLMENTS ELECTED MINUS THE NUMBER OF INSTALLMENTS PREVIOUSLY PAID.
 (B) IF A PARTICIPANT DIES BEFORE HE OR SHE HAS RECEIVED PAYMENT OF ALL AMOUNTS IN SUCH PARTICIPANT'S DEFERRED FEE ACCOUNT, THE VALUE OF SUCH DEFERRED FEE ACCOUNT SHALL BE PAID IN A LUMP SUM AS SOON AS REASONABLY POSSIBLE TO THE BENEFICIARY DESIGNATED IN SUCH PARTICIPANT'S NOTICE OR, IF NO SUCH BENEFICIARY IS DESIGNATED, TO SUCH PARTICIPANT'S ESTATE, IN ACCORDANCE WITH THE PROVISIONS OF THIS PLAN. ANY BENEFICIARY SO DESIGNATED BY A PARTICIPANT MAY BE CHANGED AT ANY TIME BY NOTICE IN WRITING FROM SUCH PARTICIPANT TO THE FUND.
10. STATEMENT OF DEFERRED FEE ACCOUNT.
 THE FUND WILL FURNISH EACH PARTICIPANT WITH A STATEMENT SETTING FORTH THE VALUE OF SUCH PARTICIPANT'S DEFERRED FEE ACCOUNT AS OF THE END OF EACH CALENDAR YEAR AND ALL CREDITS TO AND PAYMENTS FROM SUCH DEFERRED FEE ACCOUNT DURING SUCH YEAR. SUCH STATEMENTS WILL BE FURNISHED NO LATER THAN 60 DAYS AFTER THE END OF EACH CALENDAR YEAR.
11. RIGHTS IN DEFERRED FEE ACCOUNT.
 CREDITS TO DEFERRED FEE ACCOUNTS SHALL REMAIN PART OF THE GENERAL ASSETS OF THE FUND, SHALL AT ALL TIMES BE THE SOLE AND ABSOLUTE PROPERTY OF THE FUND AND SHALL IN NO EVENT BE DEEMED TO CONSTITUTE A FUND, TRUST OR COLLATERAL SECURITY FOR THE PAYMENT OF THE DEFERRED COMPENSATION TO WHICH PARTICIPANTS ARE ENTITLED FROM SUCH DEFERRED FEE ACCOUNTS. THE RIGHT OF ANY PARTICIPANT OR HIS DESIGNATED BENEFICIARY OR ESTATE TO RECEIVE FUTURE PAYMENT OF DEFERRED COMPENSATION UNDER THE PROVISIONS OF THIS PLAN SHALL BE AN UNSECURED CLAIM AGAINST GENERAL ASSETS OF THE FUND, IF ANY, AVAILABLE AT THE TIME OF PAYMENT. THE FUND SHALL BE UNDER NO OBLIGATION TO ANY PARTICIPANT TO PURCHASE, HOLD OR DISPOSE OF ANY INVESTMENTS BUT, IF THE FUND CHOOSES TO PURCHASE INVESTMENTS, INCLUDING SHARES OF ANY DESIGNATED FUND, TO COVER ITS OBLIGATIONS UNDER THIS PLAN, THEN ANY AND ALL SUCH INVESTMENTS SHALL CONTINUE TO BE A PART OF THE GENERAL ASSETS AND PROPERTY OF THE FUND.
12. NON-ASSIGNABILITY.
 NO PARTICIPANT, HIS DESIGNATED BENEFICIARY OR ESTATE, NOR ANY OTHER PERSON SHALL HAVE THE RIGHT TO ENCUMBER, PLEDGE, SELL, ASSIGN OR TRANSFER THE RIGHT TO RECEIVE PAYMENTS UNDER THIS PLAN, EXCEPT BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION. ALL SUCH PAYMENTS AND THE RIGHT THERETO ARE EXPRESSLY DECLARED TO BE NON-ASSIGNABLE.
13. ADMINISTRATION.
 THIS PLAN SHALL BE ADMINISTERED BY EACH FUND'S TREASURER OR ONE OR MORE OTHER OFFICERS OF THE FUND APPOINTED BY THE NOMINATING AND PROCEDURES COMMITTEE OF ITS BOARD. ALL NOTICES AND AMENDMENTS SHALL BE FILED WITH THE APPOINTED OFFICER(S) AND SUCH OFFICER(S) SHALL BE RESPONSIBLE FOR MAINTAINING RECORDS OF ALL DEFERRED FEE ACCOUNTS AND FOR FURNISHING THE ANNUAL STATEMENTS OF DEFERRED FEE ACCOUNT PROVIDED FOR IN SECTION 10 OF THIS PLAN. THE NOMINATING AND PROCEDURES COMMITTEE SHALL HAVE THE GENERAL AUTHORITY TO INTERPRET, CONSTRUE AND IMPLEMENT PROVISIONS OF THE PLAN. ANY DETERMINATION BY THE NOMINATING AND PROCEDURES COMMITTEE SHALL BE BINDING ON THE PARTICIPANT AND SHALL BE FINAL AND CONCLUSIVE.
14. AMENDMENT OR TERMINATION.
 THIS PLAN MAY AT ANY TIME BE AMENDED, MODIFIED OR TERMINATED BY THE BOARD. HOWEVER, NO AMENDMENT, MODIFICATION OR TERMINATION SHALL ADVERSELY AFFECT ANY PARTICIPANT'S RIGHTS IN RESPECT OF AMOUNTS THERETOFORE CREDITED TO HIS DEFERRED FEE ACCOUNT.
15. GOVERNING LAW.
 THIS PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.
16. EFFECTIVE DATE.
 THIS PLAN SHALL BE EFFECTIVE AS OF DECEMBER 1, 1995, AND ANY AMENDMENTS HERETO SHALL BE EFFECTIVE ON THE DATE OF ADOPTION THEREOF BY THE BOARD.